Exhibit 10.24

[FW AG LETTERHEAD]

STRICTLY PRIVATE & CONFIDENTIAL

26 August 2013

For the attention of: François Lafaix, Head of Strategy
AMEC plc 4th Floor
Old Change House
128 Queen Victoria Street
London EC4V 4BJ

Dear Sirs,

Foster Wheeler AG (“FW”) and AMEC plc (“AMEC”) have each requested the other to make available, subject to the provisions of this letter agreement, certain confidential information (as defined below) concerning the other and its Affiliates for the purposes of evaluating a possible transaction involving FW and AMEC that the board of directors of FW would be prepared to recommend to its shareholders (the “Possible Transaction”).

The parties, for their mutual benefit, wish to exchange certain Confidential Information subject to the terms of this letter agreement.

In consideration of it agreeing to disclose Confidential Information, each party to this letter agreement in its capacity as Disclosing Party (as defined below) requires that the other party to this letter agreement in its capacity as the Receiving Party (as defined below) agrees with and undertakes to the Disclosing Party and its Affiliates, each of whom will be entitled to rely upon and enforce all the terms of this letter agreement directly against the Receiving Party, as follows.

1                                      DEFINITIONS AND INTERPRETATION

1.1                            In this letter agreement, unless the context otherwise requires:

(a)                               “Affiliate” means, in relation to a body corporate, any subsidiary, holding company, subsidiary undertaking or parent undertaking of such body corporate, and any subsidiary or subsidiary undertaking of any such holding company or parent undertaking, in each case from time to time;

(b)                               “Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London are open for ordinary banking business;

(c)                                “Confidential Information” means:

(i)                                  all business, technical, financial, operational, administrative, customer, marketing, legal, economic and other information in whatever form (including in written, oral, visual or electronic form) relating to the relevant Disclosing Party and its Group that is directly or indirectly disclosed on or after the date of this letter agreement, to the Receiving Party or any of its Representatives, by the Disclosing Party or any of its Representatives;

(ii)                               all information in whatever form (including in written, oral, visual or electronic form) relating to the existence, status or progress of the Possible Transaction including the existence and contents of this letter agreement and the fact that discussions and negotiations may be taking place in relation to the Possible Transaction; and

(iii)                            all documents that contain or reflect or are generated from any of the foregoing and all copies of any of the foregoing;

(d)                               “Disclosing Party” means either party to this letter agreement, as applicable, as the provider of Confidential Information (either directly or through its Representatives) to the other party to this letter agreement or their Representatives;

(e)                                “Group” means, in the case of either party to this letter agreement, that party and each of its subsidiaries and Affiliates from time to time;

(f)                                 “Receiving Party” means either party to this letter agreement, as applicable, as the recipient of Confidential Information (either directly or through its Representatives) from the other party to this letter agreement or their Representatives;

(g)                                “Representatives” means, in relation to a party to this letter agreement, its Affiliates and their relevant respective directors, officers, employees, agents, consultants and advisers;

(h)                               “holding company” and “subsidiary” mean “holding company” and “subsidiary” respectively as defined in section 1159 of the Companies Act 2006 and “subsidiary undertaking” and “parent undertaking” mean “subsidiary undertaking” and “parent undertaking” respectively as defined in section 1162 of the Companies Act 2006;

(i)                                   references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(j)                                  words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(k)                               general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

2                                      DUTY OF CONFIDENTIALITY

2.1                           The Receiving Party will hold the Confidential Information in strict confidence and will not disclose, reproduce or distribute any Confidential Information in whole or in part, directly or indirectly, (or permit any of the foregoing) to any persons, other than to its Representatives to the extent that such disclosure, reproduction or distribution is necessary for the purposes of evaluating, negotiating and/or advising on the Possible Transaction.

2.2                            Neither the Receiving Party nor any of its Representatives will, without the Disclosing Party’s prior written consent:

(a)                               use any Confidential Information for any purpose other than the evaluation or negotiation of the Possible Transaction; or

(b)                               make, permit or assist any other person to make any public announcement in relation to a possible transaction involving FW and AMEC.

2.3                            The Receiving Party will:

(a)                               take all reasonable steps to ensure that proper and secure storage is provided for all Confidential Information to protect against theft or unauthorised access with no lesser degree of care and no less robust security measures than those which would apply to its own confidential information;

(b)                               maintain and, upon the Disclosing Party’s request, immediately provide the Disclosing Party with a list of the names and addresses of all persons to whom Confidential Information has been disclosed; and

(c)                                immediately inform the Disclosing Party if it or any of its Representatives become aware or suspect that Confidential Information has been disclosed to or has come into the possession of any unauthorised person with details of the full circumstances thereof and take such reasonable steps as the Disclosing Party may request to retrieve such Confidential Information and/or protect it from further disclosure.

2.4                            The Receiving Party shall ensure that each Representative is informed of the terms of this letter agreement and it shall procure that each Representative adheres to the terms of this letter agreement as if it had entered into this letter agreement in the Receiving Party’s place (notwithstanding that it is not a party hereto) and the Receiving Party will be responsible to the extent that any Representative does not do so.

3                                      PERMITTED DISCLOSURE

3.1                            The undertakings in paragraphs 2.1 and 2.2 will not apply to Confidential Information which the Receiving Party can establish to the Disclosing Party’s reasonable satisfaction:

(a)                               is, at the time of disclosure to the Receiving Party or a Representative, or subsequently becomes, public knowledge (other than as a direct or indirect result of the information being disclosed in breach of this letter agreement) and could be obtained by any person with no more than reasonable diligence;

(b)                               was known to the Receiving Party or a Representative before the date of this letter agreement and such person was not under any obligation of confidence in respect of that information;

(c)                                the Receiving Party or a Representative found out from a source not connected with the Disclosing Party or any of its Representatives and which is not under any obligation of confidence in respect of that information; or

(d)                               forms part of the day-to-day business dealings between the parties to this letter agreement and/or their respective Affiliates where such information is provided for purposes other than the Possible Transaction.

3.2                            The undertakings in paragraphs 2.1 and 2.2 will not apply to any disclosure of Confidential Information that is required by:

(a)                               any law or regulation of any country with jurisdiction over the affairs of either party hereto or any of its subsidiaries;

(b)                               any stock exchange or competent governmental or regulatory authority; or

(c)                                a valid and effective subpoena, order or other document issued by any court of competent jurisdiction.

3.3                            If the Receiving Party or any of its Representatives are obliged to disclose Confidential Information to any third party pursuant to paragraph 3.2 it shall, to the extent permitted by law:

(a)                               consult with the Disclosing Party as to possible steps to avoid or limit disclosure and take any such steps which would not result in significant adverse consequences to the Receiving Party;

(b)                               take all reasonable steps to agree the contents of the disclosure with the Disclosing Party prior to making the disclosure;

(c)                                use its reasonable endeavours to gain assurances as to confidentiality from the body to whom the information is to be disclosed;

(d)                               co-operate with the Disclosing Party if it wishes to issue legal or other proceedings to challenge the validity of the requirement to disclose such Confidential Information;

(e)                                disclose only the minimum amount of information necessary in order to satisfy such requirement as advised by legal counsel and exercise reasonable effort (at the Disclosing Party’s expense) to obtain reliable assurance that confidential treatment will be accorded the Confidential Information disclosed; and

(f)                                 keep the Disclosing Party fully and promptly informed of the full circumstances of any such disclosure and all related matters and developments.

4                                      RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION

4.1                            The Receiving Party will keep a record of the Confidential Information provided to it or any of its Representatives and, so far as reasonably practicable, of its location.

4.2                            Where the Receiving Party determines that it does not wish to proceed with the Possible Transaction or where the Disclosing Party, in its sole discretion, at any time, so demands in writing, the Receiving Party and each of its Representatives will within five Business Days destroy or return to the Disclosing Party any documents containing Confidential Information provided to it or its Representatives and use best endeavours to expunge all such Confidential Information from any computer, word processor or other device containing such Confidential Information except any automatically generated back up files. Where any such Confidential Information is destroyed rather than returned to the Disclosing Party an authorised officer supervising the destruction of such Confidential Information shall promptly certify any such destruction to the Disclosing Party in writing. Notwithstanding any return or destruction of Confidential Information, the Receiving Party will continue to be bound by the obligations of confidentiality and other obligations hereunder in accordance with the terms hereof.

4.3                            The provisions of paragraph 4.2 shall not apply to the Receiving Party or a Representative in relation to any document which such person is required to maintain by applicable law or the rules of any regulatory authority or securities exchange to which such person is subject (including professional standards) provided, however, that such retained Confidential Information shall be maintained in compliance with the terms of this letter agreement and will be kept only in the Receiving Party or Representative’s archives.

5                                      NO REPRESENTATION OR WARRANTY

5.1                            Each party to this letter agreement will be responsible for making its own decision regarding a Possible Transaction and each party hereto acknowledges and agrees that no representation or warranty is made by any person as to the accuracy, reliability or completeness of any of the Confidential Information provided by the other party or its Representatives and that only those representations and warranties in any final definitive agreement regarding the Possible Transaction (when, and if, executed and subject to such limitations and restrictions as may be specified therein) will have any legal effect.

5.2                            The Receiving Party agrees, on its own behalf and on behalf of each of its Representatives, with the Disclosing Party on its own behalf and on behalf of each of its Representatives that, unless and until a final definitive agreement regarding a Possible Transaction has been executed, neither the Disclosing Party nor any of its Representatives shall:

(a)                               have any liability to the Receiving Party, its Representatives or any other person resulting from the use of Confidential Information by the Receiving Party or them;

(b)                               be under any obligation to provide further Confidential Information, to update Confidential Information or to correct any inaccuracies; or

(c)                                owe any duty of care to the Receiving Party or any Representative.

This paragraph does not exclude any liability for, or remedy in respect of, fraud.

5.3                            This letter agreement and the supply of Confidential Information does not constitute an offer by either party to this letter agreement to enter into a transaction or an invitation to purchase or tender for any securities of either party hereto or any of their Affiliates and does not impose an obligation on either party hereto to continue discussions or negotiations in connection with a Possible Transaction and should not be construed in any way as a recommendation, invitation or inducement (direct or indirect) to engage in investment activity.

5.4                            All Confidential Information will remain the sole property of the Disclosing Party or of the applicable subsidiary or Affiliate of the Disclosing Party. Nothing in this letter agreement is intended to grant any right to the Confidential Information except as expressly set forth herein.

6                                      NO OBLIGATION TO CONSIDER OFFER

Each party hereto will not be obliged to accept, review or consider any proposal or offer that the other party submits. Neither party will be under any legal obligation of any kind whatsoever in relation to the Possible Transaction by virtue of this letter agreement or any written or oral communication in relation to it, except for the matters specifically set out in this letter agreement.

7                                     RESTRICTIVE COVENANTS

7.1                            Each party hereto agrees that all: (i) communication regarding the Possible Transaction; (ii) requests for Confidential Information; (iii) requests for facility tours or management meetings; and (iv) discussions or questions regarding procedures will be submitted or directed to such persons as each party may designate in writing to be responsible for such actions, in the case of FW with a copy to Michelle Davies and in the case of AMEC with a copy to Alison Yapp.

7.2                            Neither party hereto nor any of their respective Representatives will make or have any contact whatsoever, either directly or indirectly, with any past or present officer, employee, customer, supplier, adviser, contractor or sub-contractor of the other party hereto or any of its Affiliates in relation to the Possible Transaction or any Confidential Information without the other party’s prior written consent. Nothing in this paragraph will prevent either party or any of their Representatives from making contact with its existing customers and suppliers, contractors or sub-contractors in the ordinary course of its or their existing business, provided it does not refer in any way to the Possible Transaction in the course of doing so.

7.3                            The parties hereto further agree that, for a period of two years from the date hereof, each party will not solicit for employment or employ any corporate officer or management level employee of the other party or any of its Affiliates with whom such party first had direct and significant contact through the process of the evaluation of the Possible Transaction; provided, however, that this provision shall not prohibit the solicitation or employment of any such person: (i) resulting from general advertisement for employment; (ii) if such person approaches the party on an unsolicited basis; (iii) following the termination by the other party of such person’s employment with the other party; or (iv) resulting from solicitation by a recruiting firm that is not requested to specifically solicit that person for employment.

7.4                            Until the earliest of: (i) the execution and delivery by the parties hereto of a final definitive agreement regarding the Possible Transaction; or (ii) one year from the date of this letter agreement, each party agrees that no employee of such party that participated in the evaluation of the possible Transaction shall initiate or maintain contact (except for those contacts made in the ordinary course of business) with any key employee (defined as any elected or appointed officer or director) of the other party regarding its business, assets, operations, prospects or finances, except with the express permission of a duly authorised executive officer of the other party.

7.5                            The undertakings in this paragraph 7 are intended for the benefit of each party hereto and for the benefit of the Representatives of each party hereto and apply to actions carried out by either party hereto or any Representative in any capacity and whether directly or indirectly, on either party’s behalf, on behalf of any other person or jointly with any other person.

7.6                            Each party hereto hereby agrees that each of the restrictions and undertakings contained in paragraph 7 are reasonable and necessary for the protection of each party’s legitimate interests in the goodwill of its company and each of its subsidiaries and shall be construed as separate and independent undertakings.

8                                      FINANCIAL PROMOTION

8.1                            Each party hereto represents and warrants that for the purposes of any communication to be received by the other party pursuant to the Possible Transaction, it is, either:

(a)                               an investment professional as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 to whom it may lawfully be communicated; or

(b)                               a high net worth entity, a director, officer or employee of a high net worth entity or any other person to whom it may otherwise lawfully be communicated, as defined in Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

9                                      STANDSTILL AND INSIDE INFORMATION IN RESPECT OF AMEC

9.1                            FW acknowledges that AMEC’s ordinary shares are admitted to the premium listing segment of the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s main market for listed securities. Accordingly, with respect to the Confidential Information, FW:

(a)                               confirms that it is fully aware of the criminal offences relating to insider dealing contained in Part V of the Criminal Justice Act 1993 and undertakes to bring them to the attention of each of the persons to whom the Confidential Information is disclosed as contemplated by this letter agreement;

(b)                               confirms that it is fully aware of the prohibition on market abuse contained in Part VIII of the Financial Services and Markets Act 2000, including the prohibitions on the misuse of information which is generally not available to the market and insider dealing and undertakes to bring this to the attention of each of the persons to whom Confidential Information is disclosed as contemplated by this letter agreement; and

(c)                                undertakes to AMEC that it and its Affiliates who receive Confidential Information will not, and it will instruct its Representatives not to, base any behaviour on any of the Confidential Information in relation to any securities or other qualifying investments which would or would be likely to amount to market abuse or insider dealing.

9.2                            For a period of eighteen months from the date of this letter agreement, FW shall not, and shall procure that none of its Affiliates or Representatives shall, either alone or with other persons, directly or indirectly, whether alone or acting in concert with others, without AMEC’s prior written consent:

(a)                               acquire, procure or induce any other person to acquire any interest (including beneficial ownership) in securities issued by AMEC or any of its Affiliates (“AMEC Securities”) or enter into any agreement, arrangement or understanding (whether legally binding or not) as a result of which it or any other person may acquire such an interest;

(b)                               make, announce, procure or induce any other person to make or announce any offer for all or any interest in AMEC Securities, or enter into any agreement, arrangement or understanding (whether legally binding or not) as a result of which any person may become obliged to make or announce an offer for such an interest;

(c)                                enter into any agreement, arrangement or understanding (whether legally binding or not) which imposes (directly or indirectly) obligations or restrictions on any party to such agreement, arrangement or understanding with respect to the exercise of voting rights attaching to any interest in AMEC Securities;

(d)                               take any action that would or would reasonably be expected to force AMEC to make a public announcement regarding any of the types of matters set out in this paragraph;

(e)                                otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of AMEC or any of its Affiliates, or to obtain representation on the board of AMEC;

(f)                                 have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in any other person that knowingly engages, or offers or proposes to engage, in any of the foregoing; or

(g)                                make any publicly disclosed proposal regarding any of the foregoing.

9.3                            The restrictions in paragraph 9.2 shall not apply:

(a)                               so as to prevent any of FW’s advisers from taking any action in the normal course of that person’s investment or advisory business, provided such action is not taken on the instructions of, or otherwise in conjunction with or on behalf of, FW or anyone else in receipt of Confidential Information;

(b)                               from the time any offer by FW or any of its Affiliates for all or part of AMEC’s share capital is publicly announced, provided that at the time of such announcement, such offer is recommended by the relevant party’s directors; or

(c)                                so as to prevent FW and its Representatives, from acquiring any company which holds, or is interested in, any of AMEC Securities except where the principal reason for the purchase is to acquire an interest in such securities.

9.4                            In paragraph 9, references to an “interest in securities”, “offer” and “acting in concert” shall be interpreted in accordance with those terms as defined in the City Code on Takeovers and Mergers.

10                               STANDSTILL AND SECURITIES LAWS RESTRICTIONS IN RESPECT OF FW

10.1                     AMEC acknowledges that it is, and agrees that its Representatives that receive Confidential Information will be advised to be, aware that the United States securities laws generally prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to use such information in connection with the purchase or sale of such securities and AMEC agrees to refrain from purchasing or selling any securities of FW while in possession of material non-public Confidential Information in respect of FW, its Affiliates and their respective businesses.

10.2                     For a period of eighteen months from the date of this letter agreement, AMEC shall not, and shall procure that none of its Affiliates or Representatives shall, either alone or with other persons, directly or indirectly, whether alone or acting in concert with others, without FW’s prior written consent:

(a)                               acquire, or propose, offer or agree to acquire, any of the securities of FW (or beneficial ownership thereof), any warrant or option to acquire any securities of FW (or beneficial ownership thereof), any security or agreement convertible into, exchangeable for or the value of which is determined by reference to the securities of FW (or beneficial ownership thereof) or any other right to acquire the securities of FW (or beneficial ownership thereof);

(b)                               make any public announcement with respect to, submit a proposal or offer for, or agree to any acquisition, merger, consolidation, business combination, tender or exchange offer, restructuring, liquidation, recapitalisation, dissolution or similar transaction involving FW or any of its Affiliates, securities or assets;

(c)                                make, or participate in, any “solicitation” of proxies or consents within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b) with respect to the securities of FW, or seek to advise or influence any person with respect to the management, governance or voting of the securities of FW;

(d)                               form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing;

(e)                                take any action that would or would reasonably be expected to force FW to make a public announcement regarding any of the types of matters set out in this paragraph;

(f)                                 otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of FW or any of its Affiliates, or to obtain representation on the board of FW;

(g)                                have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in any other person that knowingly engages, or offers or proposes to engage, in any of the foregoing; or

(h)                               make any publicly disclosed proposal regarding any of the foregoing.

10.3                     The restrictions in paragraph 10.2 shall not apply:

(a)                               so as to prevent any of AMEC’s advisers from taking any action in the normal course of that person’s investment or advisory business, provided such action is not taken on the instructions of, or otherwise in conjunction with or on behalf of, AMEC or anyone else in receipt of Confidential Information;

(b)                               from the time any offer by AMEC or any of its Affiliates for all or part of FW’s share capital is publicly announced, provided that at the time of such announcement, such offer is recommended by the relevant party’s directors; or

(c)                                so as to prevent AMEC and its Representatives, from acquiring any company which holds, or is interested in, any of FW’s securities except where the principal reason for the purchase is to acquire an interest in such securities.

11                               PRIVILEGE

The Receiving Party acknowledges and agrees that access to the Confidential Information is granted to it and its Representatives without any waiver by the Disclosing Party or any of its Representatives of confidentiality and/or legal professional privilege and/or common interest privilege which attaches to any of the Confidential Information. The Receiving Party acknowledges and agrees that it shall not, and it shall procure that its Representatives shall not, at any time, waive, assign or compromise privilege or confidentiality in relation to the Confidential Information in any way.

12                               TERMINATION

12.1                     This letter agreement will survive completion of negotiations between the parties hereto, whether or not the Possible Transaction is implemented, and will remain in full force and effect unless and until such time as:

(a)                               this letter agreement is terminated by mutual written agreement of the parties;

(b)                               either party completes the purchase of the other party hereto; or

(c)                                the second anniversary of the date of this letter agreement,

upon which this letter agreement shall be of no further effect except for any rights or liabilities that have accrued prior to termination.

13                               ENFORCEMENT

Without prejudice to any other rights or remedies that each party may have, each party hereto acknowledges and agrees that a person with rights under this letter agreement may be irreparably harmed by any breach of its terms and that damages alone may not be an adequate remedy. Accordingly, a person bringing a claim under this letter agreement shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this letter agreement.

14                               COSTS

Each party hereto confirms that it will be responsible for any costs incurred by it or on its behalf or by any of its Representatives in connection with the Possible Transaction and/or the consideration and evaluation of the Confidential Information.

15                               ASSIGNMENT

Neither party hereto may assign this letter agreement or any of its rights or obligations hereunder without the other party’s prior written consent.

16                               GENERAL

16.1                     The rights, powers, privileges and remedies provided in this letter agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

16.2                     No delay or omission by any party at any time to require performance of any provision of this letter agreement shall affect its right to enforce such provision at a later time. A waiver of any right or remedy under this letter agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

16.3                     No variation or amendment of this letter agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties.

16.4                     Where any provision of this letter agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction then such provision shall be deemed to be severed from this letter agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this letter agreement.

16.5                     Any notice or other communication given under this letter agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in paragraph 16.6 and served:

(a)                               by personal delivery in which case it shall be deemed to have been given upon delivery at the relevant address;

(b)                               if within the United Kingdom, by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting;

(c)                                if from or to any place outside the United Kingdom, by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;

(d)                               if from or to any place outside the United Kingdom, by pre-paid airmail, in which case it shall be deemed to have been given five Business Days after the date of posting;

(e)                                by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that in the case of sub-paragraph (e) above any notice despatched other than on a Business Day between the hours of 9:30 a.m. to 5:30 p.m. shall be deemed to have been given at 9:30 a.m. on the next Business Day.

16.6                     Notices under this letter agreement shall be sent for the attention of the person and to the address, or e-mail address, subject to paragraph 16.7, as set out below:

Name:	Foster Wheeler AG

For the attention of:	Michelle Davies
EVP, General Counsel & Corporate Secretary

Address:	Shinfield Park, Reading, Berkshire RG2 9FW

E-mail address:	michelle_davies@fwuk.fwc.com

Name:	AMEC plc

For the attention of:	Alison Yapp
General Counsel & Company Secretary

Address:	Old Change House, 128 Queen Victoria Street, London EC4V 4BJ

E-mail address:	alison.yapp@amec.com

16.7                     Any party to this letter agreement may notify the other party of any change to its address or other details specified in paragraph 16.6 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

16.8                     This letter agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

16.9                     Save for the Affiliates of each party, any person who is not a party to this letter agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Party Rights Act”) to enforce any of its terms. Each party to this letter agreement represents to the other that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this letter agreement are not subject to the consent of any person that is not a party to this letter agreement. The provisions of this letter agreement are intended to confer a benefit on the Affiliates of each party to this letter agreement and are intended to be enforceable by each such Affiliate pursuant to the Third Party Rights Act. Notwithstanding the foregoing, this letter agreement may be terminated or varied in any way and at any time by the parties hereto, without the consent of any Affiliate of either party.

16.10              This letter agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this letter agreement but all the counterparts together shall constitute but one and the same instrument.

16.11              This letter agreement sets out the entire agreement between the parties relating to the subject matter set out herein.

16.12              This letter agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

16.13              The parties to this agreement irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this paragraph, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this letter agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this letter agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this letter agreement.

Please confirm that you agree to the terms set out in this letter agreement by signing and returning to us the enclosed duplicate copy.

Yours faithfully,

/s/ Michelle K. Davies

For and on behalf of FW

Michelle K. Davies

VP General Counsel & Corporate Secretary

We acknowledge receipt of this letter agreement and agree to be bound by its terms.

/s/ Francois Lafaix

For and on behalf of AMEC

26/08/13